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                                                                     EXHIBIT 5-b
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    AKRON, OHIO            THOMPSON, HINE AND FLORY         (216) 566-5500
 BRUSSELS, BELGIUM             ATTORNEYS AT LAW           FAX (216) 566-5583
  CINCINNATI, OHIO     1100 NATIONAL CITY BANK BUILDING      TELEX 980217
   COLUMBUS, OHIO             629 EUCLID AVENUE
    DAYTON, OHIO          CLEVELAND, OHIO 44114-3070
 LANDOVER, MARYLAND                                         WRITER'S DIRECT
PALM BEACH, FLORIDA                                           DIAL NUMBER
  WASHINGTON, D.C.





                               December 27, 1993




Nordson Corporation
28601 Clemens Road
Westlake, Ohio  44145

Gentlemen:

                         In connection with the filing by Nordson Corporation
(the "Corporation") with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended, of a Form S-8 Registration Statement with respect to participants in the Slautterback Corporation 401(k) Profit Sharing Plan (the "Plan") and the Common Shares, without par value, of the Corporation (the "Shares") issuable in connection with the Plan, we have examined the following:

                         1. The Amended Articles of Incorporation and the Code of Regulations of the Corporation, as presently in effect.

                         2. Such records of corporate proceedings and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed.

                         3. The form of the Registration Statement filed with the Securities and Exchange Commission.

                         4. Copies of the Plan and the records of the proceedings of the Board of Directors of the Corporation relating to the adoption thereof.

                         Based upon the foregoing and legal matters which we
deem relevant, we are of the opinion that the provisions of the documents that comprise the form of the Plan are in substantial compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, that pertain to such provisions.
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                         Since the Department of Treasury continues to issue
regulations with respect to Section 401 through 417 of the Code, which Sections generally govern the tax qualification of retirement plans, the foregoing opinion is subject to the issuance of such regulations. This opinion does not extend to matters of operation or administration of the Plan that would not be within the scope of any future determination letter and that could adversely affect the qualification of the Plan.

                         We consent to the filing of this opinion with the
Registration Statement and to the use of our name therein.


                                            Very truly yours,



                                            /s/ Thompson, Hine and Flory